UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2012 (March 21, 2012)

ABERCROMBIE & FITCH CO.

(Exact name of registrant as specified in its charter)

Delaware	1-12107	31-1469076
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6301 Fitch Path, New Albany, Ohio 43054

(Address of principal executive offices) (Zip Code)

(614) 283-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address,

if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 21, 2012, Michael S. Jeffries, Chairman of the Board and Chief Executive Officer of Abercrombie & Fitch Co. (the “Company”), entered into a Rule 10b5-1 trading plan (the “Plan”) with a broker to sell, subject to a limit order, shares of the Company’s Class A Common Stock, $0.01 par value (the “Common Stock”), that will be acquired upon the exercise of certain of Mr. Jeffries’s employee stock options which, if not exercised, would expire within a year, and certain stock-settled stock appreciation rights. Mr. Jeffries entered into the Plan for investment diversification.

Assuming the conditions of the limit order are met, Mr. Jeffries currently intends to sell up to an aggregate of 1,000,000 shares of Common Stock pursuant to the Plan during the period beginning on April 23, 2012 and ending on January 31, 2013, at which time the Plan will terminate. Mr. Jeffries will report transactions effected under the Plan through Rule 144 and Form 4 filings made with the Securities and Exchange Commission, as appropriate.

The Plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and with the Company’s Policy Statement Regarding Trading in Company Securities and Compliance with Federal Securities Laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABERCROMBIE & FITCH CO.

Dated: March 22, 2012	By:	/s/ Ronald A. Robins, Jr.
Ronald A. Robins, Jr.
Senior Vice President, General Counsel and Secretary